Exhibit 10.1

THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (“Amendment”) dated as of December 22, 2020 (the “Execution Date”) is made and entered into by and between MENLO PREPI I, LLC, a Delaware limited liability company, and TPI INVESTORS 9, LLC, a California limited liability company (collectively, “Lessor”), and INTERSECT ENT, INC., a Delaware corporation (“Lessee”), with respect to the following recitals:
RECITALS
A.    Lessor and Lessee are parties to that certain Lease dated March 2, 2012 (the “Original Lease”), as amended by that certain First Amendment to Lease dated December 17, 2014 (the “First Amendment”), and that certain Second Amendment to Lease dated November 22, 2019 (the “Second Amendment”, collectively with the Original Lease, the First Amendment and Second Amendment, and with the Letter Correction for Second Amendment to Lease dated December 18, 2019, the “Lease”) for the premises commonly known as 1555 Adams Drive, Suites A and B, Building 17, Menlo Park, California, consisting of approximately 50,373 rentable square feet as more particularly described on Exhibit “C” to the Original Lease and Exhibit “A-1” and Exhibit “A-2” to the First Amendment (the “Premises”).
B.    WHEREAS, the Expiration Date under the Lease is currently September 1, 2024 (the “Scheduled Expiration Date”).
C.    WHEREAS, Lessor and Lessee desire by this Amendment to further extend the Term of the Lease and otherwise amend the Lease on the terms and conditions set forth in this Amendment.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged here, Lessee and Lessor agree as follows:
1.Recitals & Defined Terms. Recitals A through C, inclusive, set forth above are incorporated into this Amendment in full by this reference. Capitalized terms shall have the meaning ascribed to them in the Lease unless otherwise defined herein.
2.Term. Notwithstanding the Scheduled Expiration Date, the Term of the Lease is hereby extended for a period of eighty-four (84) months (the “Extension Term”), commencing as of January 1, 2021, and expiring on December 31, 2027 (the “Expiration Date”), unless sooner terminated in accordance with the provisions of the Lease as amended hereby. Notwithstanding the terms of that certain Lease Agreement dated February 5, 2019, between GAVI PREHC HC, LLC and TPI INVESTORS 11, LLC, collectively as landlord, and Tenant, as tenant, for the lease of the premises located at 1305 O’Brien Drive, Suite B, Menlo Park, CA (as amended, the “O’Brien Lease”), the foregoing extension of the Term of the Lease for the Premises (at 1555 Adams Drive), shall not automatically extend the term of the O’Brien Lease.
3.Rent. The Monthly Base Rent for the Premises for the time period between the Execution Date of this Amendment and the commencement of the Extension Term hereunder shall be governed by the Second Amendment. As of January 1, 2021, the Monthly Base Rent payable by Lessee for the Premises during the Extension Term of the Lease shall be as follows:

Months	Square Feet	$/SF/Mo./NNN	Monthly Base Rent
1-12	50,373	$5.85	$294,682.05
13-24	50,373	$6.05	$304,995.92
25-36	50,373	$6.27	$315,670.78
37-48	50,373	$6.49	$326,719.26
49-60	50,373	$6.71	$338,154.43
61-72	50,373	$6.95	$349,989.84
73-84	50,373	$7.19	$362,239.48
4.Elimination of Options to Extend; Right of First Offer. Any options to extend or renew that are contained within the Lease are hereby eliminated. Lessee shall have no right or option to extend the Term of the Lease. Furthermore, Lessee and Lessor acknowledge and agree that the right of first offer set forth in Section 38 of the Original Lease has expired and is of no further force or effect.
5.Security Deposit. Lessee and Lessor acknowledge that Lessor currently holds, as security for the performance of Lessee’s obligations under the Lease (as amended), a Security Deposit, in cash, in the amount of Three Hundred Eighty-Seven Thousand Seventy-Two and 13/100 Dollars ($387,072.13). The Security Deposit shall be increased by Seventy-One Thousand One Hundred Sixty-Three and 35/100 Dollars ($71,163.35). Upon execution of this Amendment, Lessee shall deliver to Lessor the sum of Seventy-One Thousand One Hundred Sixty-Three and 35/100 Dollars ($71,163.35) in immediately available funds. Thereafter, the Security Deposit paid by Lessee totaling Four Hundred Fifty-Eight Two Hundred Thirty-Five and 48/100 Dollars ($458,235.48), shall be held and applied in accordance with the Lease and such amount shall be returned to Lessee following the Expiration Date in accordance with the terms of the Lease.
6.Tenant Improvements. Lessor shall cause to be constructed certain interior tenant improvements and modification to the Premises (the “Tenant Improvements”). The Tenant Improvements shall be performed in accordance with the Work Letter attached hereto as Exhibit “A” and incorporated herein (the “Work Letter”). Lessee hereby acknowledges and agrees that the performance of the Tenant Improvements by Lessor shall in no way constitute a constructive eviction of Lessee nor entitle Lessee to any abatement of Rent, termination rights or damages of any kind. Furthermore, in no event shall Lessee be entitled to any compensation or damages from Lessor for loss of the use of the whole or any part of the Premises or of Lessee’s personal property or improvements resulting from the Tenant Improvements or Lessor’s actions in connection with the Tenant Improvements, or for any inconvenience or annoyance occasioned by the Tenant Improvements or Lessor’s actions in connection with the Tenant Improvements, except to the extent Lessee’s personal property is damaged by Lessor’s gross negligence or willful misconduct in connection with the Tenant Improvements.
7.Restoration. Notwithstanding anything to the contrary in the Lease, Lessor agrees to waive its right to require the Lessee to restore the Premises to its original condition with respect to: (i) any improvements or alterations within the Premises existing as of the Execution Date of this Amendment. At Lessor’s sole election any or all improvements or alterations made for or by Lessee after the Execution Date of this Amendment (including the Tenant Improvements) shall be removed by Lessee from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Lessee to their condition prior to the making of such alterations or improvements, ordinary wear and tear and damage from casualty excepted; provided, however, that, at the time Lessee requests approval for an alteration or improvement, Lessor shall advise Lessee in writing at the time of Lessor’s approval of such alteration or improvement as to whether Lessor will require Lessee to remove the alteration or improvement at the expiration or earlier termination of this Lease. Notwithstanding the foregoing to the contrary, Lessee shall have no obligation to restore the Premises to its condition as of the Execution Date of this Amendment in the event Lessor receives its permits and is scheduled to demolish and redevelop Building 17 within six (6) months after the Expiration Date of the Lease, and, in such case, Lessee shall only be required to deliver to Lessor the Premises in broom clean condition, including the following: (i) patch and sand all holes to match the original texture of the walls and painting; and (ii) replace any broken, chipped, stained or discolored ceiling tiles in the Premises to match the existing tiles~~;~~ Notwithstanding the foregoing or anything in the Lease to the contrary, Lessee hereby acknowledges and agrees that Section 14(g) of the Original Lease remains in full force and effect and that prior to the expiration or earlier termination of the Lease, Lessee shall, at Lessee’s expense, obtain written closure reports from the San Mateo County Health Department and from the Menlo Park Fire Protection District in accordance with the terms of the Lease.

8.CASp Disclosure. For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that (check one):

☐    To Lessor's actual knowledge, the Premises have undergone inspection by a Certified Access Specialist (CASp).
If the Premises have undergone inspection by a CASp prior to the execution of this Amendment and, to the best of Lessor’s knowledge, there have been no modifications or alterations completed or commenced between the date of the inspection and the date of this Amendment which have impacted the Premises’ compliance with construction-related accessibility standards, Section 1938 requires Lessor to provide to Lessee, prior to execution of this Amendment, a copy of any report prepared by the CASp. If, prior to the date of this Amendment, the Premises were issued an inspection report by a CASp indicating that it meets applicable standards, as defined in paragraph (4) of subdivision (a) of California Civil Code Section 55.52, Lessor is required to provide a copy of the current disability access inspection certificate and any inspection report to

Lessee that was not already provided pursuant to the foregoing sentence, within seven (7) days of the date of the execution of this Amendment.
☒    To Lessor's actual knowledge, the Premises have not undergone inspection by a CASp.
or
☐    To Lessor's actual knowledge, the Premises have undergone inspection by a CASP but, to the best of Lessor's knowledge, there have been intervening modifications or alterations completed or commenced which have impacted the Premises compliance with construction related accessibility standards.
California Civil Code Section 1938 states:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or Lessor may not prohibit the Lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the Lessee, if requested by the Lessee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
Notwithstanding anything to the contrary in this Amendment, Lessor and Lessee hereby agree that, from the date of this Amendment, Lessee shall be responsible for (i) the payment of the fee for any CASp inspection that Lessee desires, and (ii) making, at Lessee's cost, any repairs necessary to correct violations of construction-related accessibility standards within the Premises provided that such repairs shall be in accordance with the terms of the Lease (as amended). Lessee hereby agrees that: any CASp inspecting the Premises shall be selected by Lessor and reasonably approved by Lessee; Lessee shall promptly deliver to Lessor any CASp report regarding the Premises obtained by Lessee; and Lessee shall keep information contained in any CASp report regarding the Premises confidential, except as may be necessary for Lessee or its agents to complete any repairs or correct violations with respect to the Premises that Lessee agrees to undertake or otherwise as disclosure thereof may be required by law. Lessee shall have no right to cancel or terminate the Lease (as amended) due to violations of construction-related accessibility standards within the Premises identified in a CASp report obtained from the date of this Amendment.
9.Brokers. Lessee’s broker is T3 Advisors (“Lessee’s Broker”) and Lessor’s brokers are Kidder Matthews, Newmark Knight Frank and Tarlton Properties (collectively, “Lessor’s Broker” and collectively with Lessee’s Broker, the “Brokers”). Lessor shall pay a leasing commission to the Brokers pursuant to a separate agreement. Each party represents and warrants to the other party that it has not had any dealings with any real estate broker, finder, or other person with respect to this Amendment other than Lessee’s Broker and Lessor’s Broker and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt, other than the above named brokers.
10.Severability. Any provision or provisions of this Amendment which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

11.Amendments. The Lease, as amended, may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to the Lease, as amended, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

Acknowledged & Accepted: TW
Lessee

12.Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered had been signed using a handwritten signature. Lessor and Lessee (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intended to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or , electronic mail, or other electronic means, (iii) are aware that the other party will reply on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

Acknowledged & Accepted: TW
Lessee

13.Miscellaneous. This Amendment, together with the Lease, constitutes the entire agreement between Lessor and Lessee regarding the Lease and the subject matter contained therein and herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. Except as specifically amended hereby, the Lease and all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed. To the extent the provisions of this Amendment conflict with or are inconsistent with the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be interpreted neutrally between the parties regardless of which party drafted or caused to be drafted this Amendment.
[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first above written.

LESSEE:
INTERSECT ENT, INC.,
a Delaware corporation
By: /s/ Thomas A. West
Name: Thomas A. West
Its: President and CEO

LESSOR:
MENLO PREPI I, LLC,
a Delaware limited liability company
By:    PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its authorized signatory
By: /s/ Jeff Uittenbogaard
Name: Jeff Uittenbogaard
Its: Managing Director
By: /s/ Joel Woehler
Name: Joel Woehler
Its: Investment Director

TPI INVESTORS 9, LLC,
a California limited liability company
By: /s/ John C. Tarlton
Name: /s/ John C. Tarlton
Title: CEO of Manager

Executed for the purpose of agreeing to Section 2 of this Amendment as it relates to the O’Brien Lease:

GAVI PREHC HC, LLC,
a Delaware limited liability company
By:    PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its authorized signatory
By: /s/ Jeff Uittenbogaard
Name: Jeff Uittenbogaard
Its: Managing Director
By: /s/ Joel Woehler
Name: Joel Woehler
Its: Investment Director - Asset Management

TPI INVESTORS 11, LLC,
a California limited liability company
By: /s/ John C. Tarlton
Name: /s/ John C. Tarlton
Title: CEO of Manager

-8-